Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Gardenburger, Inc. (the “Company”) on Form 10-Q for the quarter ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Lorraine Crawford, Vice President of Finance, Corporate Controller, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Lorraine Crawford
Lorraine Crawford
Vice President of Finance, Corporate Controller,
Secretary and Treasurer
Gardenburger, Inc.
August 14, 2003

This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.  A signed original of this written statement required by Section 906 has been provided to Gardenburger, Inc. and will be retained by Gardenburger, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.